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                                                                   Exhibit 3.1.1
                                                                   -------------

                               STATE OF DELAWARE


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           ELECTRIC FUEL CORPORATION


                ----------------------------------------------
                 Adopted in accordance with the provisions of
                  Section 242 of the General Corporation Law
                           of the State of Delaware
                ----------------------------------------------

     The undersigned, being respectively the President and Secretary of Electric Fuel Corporation, a corporation existing under the laws of the State of Delaware (the "Corporation"), hereby certify as follows:

     FIRST:    Article FOUR of the certificate of incorporation of the
Corporation, as heretofore amended and restated (the "Certificate of Incorporation"), authorizes the issuance of twenty-nine million (29,000,000) shares of capital stock, $.01 par value, of which twenty-eight million (28,000,000) shares were designated common stock and one million (1,000,000) shares were designated preferred stock.

     SECOND:   In order to increase the number of shares of capital stock that the Corporation shall be authorized to issue, the Certificate of Incorporation is hereby amended as follows:

               By striking out Article FOUR as it now exists and inserting in lieu and instead thereof a new Article FOUR reading in its entirety as follows:

               FOUR:   The total number of shares of all classes of
               ----
               stock that the Corporation shall have authority to issue is one hundred-one million (101,000,000) consisting of two classes of shares designated as follows:

               A:  One hundred million (100,000,000) shares of
               Common Stock, $.01 par value (the "Common Stock");
               and
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                                     - 2 -

               B.  One million (1,000,000) shares of Preferred
          Stock, $.01 par value (the "Preferred Stock").

     THIRD:    This amendment has been duly adopted at a meeting of the Board of
Directors of the Corporation and at a meeting of the stockholders of the Corporation duly called and held, pursuant to notice in accordance with Section 222 of the General Corporation Law, by the vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law.

     FOURTH:   The capital of the Corporation shall not be reduced under or by reason of this amendment.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 11/th/ day of December, 2000.


                                                  /s/ Yehuda Harats
                                             ---------------------------------
                                                      Yehuda Harats, President


ATTEST:


     /s/ Yaakov Har-Oz
---------------------------------------
         Yaakov Har-Oz, Secretary